UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015 (February 23, 2015)

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 23, 2014, New Residential Investment Corp. (the “Company”) and Home Loan Servicing Solutions, Ltd. (“HLSS”) hosted a conference call to discuss the proposed merger of a wholly owned subsidiary of the Company and HLSS (the “Merger”). A copy of the transcript of the call is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference in this Item 8.01.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected closing of the Merger and the timing of the closing thereof. These statements are based on the current expectations and beliefs of Company management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of the Company, such as the consent of third parties. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com).

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, the following risks relating to the proposed Merger, including in respect of the satisfaction of closing conditions to the Merger; unanticipated difficulties and/or expenditures relating to the Merger; uncertainties as to the timing of the Merger; litigation relating to the Merger; the impact of the Merger on each company’s relationships with employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the Merger. In addition, the risks to which HLSS’s business is subject, including those risks described in HLSS’s periodic reports filed with the SEC, could adversely affect the proposed merger and, following the completion of the proposed merger, our operations and future prospects.

New risks and uncertainties may also emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

A meeting of the shareholders of HLSS will be announced to obtain shareholder approval of the proposed transaction. HLSS intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of HLSS and will contain important information about the proposed transaction and related matters. HLSS’ SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HLSS, NEW RESIDENTIAL AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by HLSS with the SEC at the SEC’s website at www.sec.gov, at HLSS’ website at www.HLSS.com or by sending a written request to HLSS at Home Loan Servicing Solutions, Ltd. c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, Attention: Secretary.

HLSS, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the shareholders of HLSS in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of HLSS’ shareholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding HLSS’s directors and officers is included in the 2013 Form 10-K/A and the proxy statement for HLSS’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014. Additional information regarding the Company’s directors and officers is included in the 2013 Form 10-K and the proxy statement for the Company’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Transcript of the conference call held on February 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Jonathan Brown
Jonathan Brown
Interim Chief Financial Officer & Chief Accounting Officer

Date: February 24, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of the conference call held on February 23, 2015.